SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D)
of the
SECURITIES EXCHANGE ACT OF 1934

Date of Earliest Event Reported: February 21, 2008

Date of Submission: February 25, 2008

INTEGRATED MEDIA HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
Doing Business As: Arrayit Company

DELAWARE

(State or other jurisdiction of incorporation or organization)

33-119586	76-0600966
(Commission File Number)	(IRS Employer Identification Number)

William L. Sklar
President
Integrated Media Holdings, Inc.
12000 Westheimer, Ste 340
Houston, TX 77077-6531
 (Address of principal executive offices)

281-600-6000 Ext 105
 (Registrant’s telephone number, including area code)

ITEM 2.01 – Completion of Acquisition or Disposition of Assets

On February 5, 2008, Integrated Media Holdings, Inc. (the “Company”) entered into a Plan and Agreement of Merger (the “Merger”) by and among IMHI, TeleChem International, Inc. (“TeleChem”), the majority shareholders of TeleChem (“Shareholders”), Endavo Media and Communications, Inc., a Delaware corporation (“Endavo”) and TCI Acquisition Corp., a Nevada corporation, and wholly owned subsidiary of the Company (“Merger Sub”).  The Company, TeleChem, Endavo, Merger Sub and Shareholders are referred to collectively herein as the “Parties”.

According to the amendment made February 11, 2008 the Merger will be completed in two steps. In the first step the Company agreed to issue Series C Convertible Preferred Stock (“Preferred Stock”) to the Shareholders of TeleChem in exchange for 100% of the equity interests of TeleChem. The first step was completed on February 21, 2008. TeleChem is now a wholly-owned subsidiary of the Company and the former shareholders of TeleChem now own approximately 73.5% of the outstanding equity interest and voting rights of the parent company. Upon completion of the first step the Company has adopted the assumed name ArrayIt Company.

The second step will be completed after: (i) reincorporation to Nevada and governance by the Nevada Articles, (ii) completion of the reverse split of the outstanding Integrated Media common stock, (iii) conversion of all outstanding shares of convertible preferred stock, and (iv) conversion of all outstanding notes, bonds and debentures. Upon completion of the second step of the Merger the Preferred Stock will be converted into 36,100,000 shares common stock of the Company.

Headquartered in Sunnyvale, California, TeleChem leads and empowers the genetic, research, pharmaceutical, diagnostic community by discovery development and manufacture of proprietary life science technologies and consumable for disease prevention, treatment and cure.

ITEM 9.01 – Financial Statements and Exhibits

Exhibit A: Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRATED MEDIA HOLDINGS, INC.

Date: February 25, 2008	By: /s/ Rene’ A. Schena
Name: Rene’ A. Schena Title: President

Exhibit A
Press Release

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FOR IMMEDIATE RELEASE: <?xml:namespace prefix = st1 ns = "urn:schemas-microsoft-com:office:smarttags" />FEBRUARY 25, 2008

Contact:   investorinfo@arrayit.com

Email:       investorinfo@arrayit.com

Website:   www.arrayit.com

<?xml:namespace prefix = st2 ns = "urn:schemas:contacts" />DR. MARK SCHENA ANNOUNCED PRESIDENT OF ARRAYIT, NOW A WHOLLY-OWNED SUBSIDIARY

OF INTEGRATED MEDIA HOLDINGS

Sunnyvale, CA – Integrated Media Holdings, Inc. (OTCBB: IMHI - News) (the “Company”) announced today that TeleChem International, Inc. is now a Nevada wholly-owned subsidiary of IMHI, and have named Dr. Mark Schena as President of the Company. The former shareholders of TeleChem are now approximately  73.5% owners of the outstanding equity interest and voting rights of IMHI. The home office of the public company is now in Sunnyvale, California, and the management of TeleChem International is the new management of IMHI. Rene Schena is the Chief Executive Officer and Chairperson of the Board of Directors, Dr. Mark Schena is the Chief Technology Officer/President as well as a director, while Todd Martinsky is the Chief Operating Officer and Secretary/Treasurer.

IMHI also announced that it will commence to do business under the assumed name Arrayit Company.

Rene Schena, Chief Executive Officer of TeleChem International, Inc. stated, “This step in the public process is very exciting and we look forward to the development and announcement of future business strategies, utilizing the public market to assist with our expansion and service to the industry. Doing business as Arrayit, we believe, will help to create a brand that is increasingly  becoming well known in our sector.”

About Arrayit Company

Integrated Media Holdings, Inc., doing business under the assumed name Arrayit Company, is headquartered in Sunnyvale, California. Arrayit Company leads and empowers the genetic, research, pharmaceutical, and diagnostic communities through the discovery, development and manufacture of proprietary life science technologies and consumables for disease prevention, treatment and cure. Please visit www.arrayit.com for more information.

TeleChem International, Inc., the Nevada wholly-owned subsidiary of the Company, has changed its name to Arrayit Corporation.

Safe Harbor This news release contains forward-looking statements. These statements describe management's beliefs and expectations about the future. We have identified forward-looking statements by using words such as "expect," "believe," and "should." Although we believe our expectations are reasonable, our operations involve a number of risks and uncertainties, and these statements may turn out not to be true. More detailed information about Integrated Media Holdings, Inc. is available in the Company’s public filings with the Securities and Exchange Commission.